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                                                                     EXHIBIT 5.1









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   [LETTERHEAD OF FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN APPEARS HERE]

                                 July 19, 1996


ICIFC Secured Assets Corp.
20371 Irvine Avenue, Suite 200
Santa Ana Heights, California 92707

               Re:  ICIFC Secured Assets Corp.
                    Mortgage Pass-Through Certificates
                    Registration Statement on Form S-3
                    ----------------------------------


Ladies and Gentlemen:

               We have acted as special counsel to ICIFC Secured Assets Corp., a California corporation (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (the "Certificates"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

               In connection with rendering this opinion letter, we have examined the forms of the Pooling and Servicing Agreements contained as Exhibits in the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certificates of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties, other than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we also have assumed the enforceability of such documents.

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[LETTERHEAD OF FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN APPEARS HERE]

ICIFC Secured Assets Corp.
July 19, 1996
Page 2

          In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of California, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

          Based on the foregoing, we are of the opinion that:

          1. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Pooling and Servicing Agreement will be a legal and valid obligation of the Registrant.

          2. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of that Pooling and Servicing Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of that Pooling and Servicing Agreement.

          3. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of any investment in Certificates, is accurate with respect to those tax consequences which are discussed.

          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the heading "Legal matters", and in the prospectus included in the Registration Statement under the heading "Certain Federal Income Tax Consequences", without admitting that we are "experts" within the
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(LETTER HEAD OF FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN APPEARS HERE)


  ICIFC Secured Assets Corp.
  July 19, 1996
  Page 3

  meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.


                                                    Very truly yours,

                                                /s/ Freshman, Marantz, Orlanski,
                                                         Cooper & Klein
                                                    Freshman, Marantz, Orlanski,
                                                    Cooper & Klein